 Exhibit 10.18

CHARLOTTE’S WEB HOLDINGS, INC.

2018 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD

Charlotte’s Web Holdings, Inc. (the “Company”) has granted you a Nonqualified Stock Option (the “Option”) under the Charlotte’s Web Holdings, Inc. 2018 Long-Term Incentive Plan (the “Plan”). The terms of the grant are set forth in the Nonqualified Stock Option Award Agreement attached hereto (the “Agreement”). The following provides a summary of the key terms of the Option; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the grant.

SUMMARY OF GRANT

Grantee:	♦

Date of Grant:	♦

Vesting/Exercisability Schedule:	Date	Number
	♦	♦

Exercise Price Per Share:	C$♦

Total Number of Options Granted:	♦

Term/Expiration Date:	♦

The above is a summary description of certain provisions of the Agreement and is not intended to be complete. In the event any aspect of this summary conflicts with the terms of the Agreement, the terms of the Agreement shall govern.

[Signature page to follow.]

Company Authorization:

The Corporation hereby authorizes this Nonqualified Stock Option Award.

CHARLOTTE’S WEB HOLDINGS, INC.

Per:
Name:
Title:

Grantee Acceptance:

By signing the acknowledgement below, the Grantee agrees to be bound by the terms and conditions of the Plan, the Agreement and this Summary of Grant and accepts the nonqualified stock option grant in accordance with the terms of this Summary of Grant, the Agreement and the Plan. The Grantee will accept as binding, conclusive and final all decisions or interpretations of the Administrator (as defined herein) upon any questions arising under the Plan, this Summary of Grant or the Agreement.

Grantee:

Date:

CHARLOTTE’S WEB HOLDINGS, INC.

2018 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of the Date of Grant set forth on the attached Summary of Grant (the “Date of Grant”), is delivered by Charlotte’s Web Holdings, Inc. (the “Company”) to the participant whose name is set forth on the Summary of Grant (the “Grantee”). Capitalized terms used in this Agreement that are not defined herein have the meaning set forth in the Plan.

RECITALS

A.            The Charlotte’s Web Holdings, Inc. 2018 Long-Term Incentive Plan (the “Plan”) provides for the grant of options to purchase common shares (“Shares”) of the Company. The Company has decided to make a stock option award as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B.            The terms and conditions of the Option should be construed and interpreted in accordance with the terms and conditions of this Agreement and the Plan. The Plan is administered and interpreted by the Administrator to which the Board has delegated power to act under or pursuant to the provisions of the Plan. The Administrator may delegate authority to one or more subcommittees as it deems appropriate. If a subcommittee is appointed, all references in this Agreement to the “Administrator” shall be deemed to refer to the subcommittee. For purposes of this Agreement, “Company” shall mean the Company and any of its Subsidiaries where applicable.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1.            Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a Nonqualified Stock Option (the “Option”) to purchase the number of common shares of the Company (“Shares”) equal to the Total Number of Options Granted (as set forth on the Summary of Grant) at an exercise price per Share equal to the Exercise Price Per Share (as set forth on the Summary of Grant). The Grantee acknowledges that the grant and exercisability of the Option hereunder, and the issuance and holding of Shares upon exercise of such Option, is subject to any policy the Company may have in effect from time to time in respect of incentive compensation recoupment or clawback.

2.            Vesting/Exercisability. The Option shall become vested and exercisable according to the vesting schedule set forth on the Summary of Grant, provided that the Grantee continues to be employed by, or provide service to, the Company from the Date of Grant until the applicable vesting date.

The vesting of the Option shall be cumulative, but shall not exceed 100% of the Shares subject to the Option granted above. If the vesting schedule would produce fractional Shares, the portion of the Option that vests shall be rounded down to the nearest whole Share.

3.            Term of Option.

(a)            The Option shall terminate on the Expiration Date set forth on the Summary of Grant, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b)            Subject to Section 5, if the Grantee ceases to be employed by, or provide service to, the Company, provided the termination is for any reason other than the Grantee’s death or Total and Permanent Disability, the vested and unvested portion of the Option shall automatically terminate and be forfeited on the date on which the Grantee ceases to be employed by, or provide service to, the Company.

(c)            Subject to Section 5, if the Grantee ceases to be employed by, or provide service to, the Company on account of the Grantee’s death or Total and Permanent Disability, the Option shall become fully vested on the date on which the Grantee ceases to be employed by, or provide service to, the Company and shall be exercisable until the end of the one (1) year period following death or Total and Permanent Disability.

(d)            Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant.

4.            Exercise Procedures

(a)            Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the vested Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. On the delivery date, the Grantee shall pay the exercise price (i) in cash, (ii) with the approval of the Administrator, by delivering Shares of the Company which shall be valued at their fair market value (as defined in the Plan) on the date of delivery, or (iii) by such other method as the Administrator may approve, to the extent permitted under applicable law. The Administrator may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b)            The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies and stock exchanges as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(c)            The Company may require that the Grantee (or other person exercising the Option after the Grantee’s death) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Administrator deems appropriate.

(d)            All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Administrator approval, the Grantee may elect to satisfy any tax withholding obligation of the Company with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5.            Change in Control.

(a)            If a Change in Control occurs and the Grantee’s employment with the Company is terminated by the:

(i)            Company or by the entity that has entered into a valid and binding agreement with the Company to effect the Change in Control during the period after such agreement is entered into and before the Change in Control or during the 180 days following the Change in Control (the “Control Period”) and such termination was for any reason other than for Cause; or

(ii)            Grantee as a result of Constructive Dismissal, provided the event giving rise to the Constructive Dismissal occurs during the Control Period,

any Option held by the Grantee shall become fully vested and may be exercised in accordance with this Agreement at any time during the period that terminates on the earlier of: (i) the Option’s Expiration Date and (ii) the 90th day after the date on which the Grantee ceases to be employed by, or provide service to, the Company. Any Option that remains unexercised after such period shall be immediately forfeited upon the termination of such period.

(b)            For the purposes of this Agreement,

(i)            “Cause” shall mean, except to the extent specified otherwise by the Administrator or as defined in any other agreement between the Grantee and the Company, a finding by the Administrator that the Grantee has (i) been convicted of, or pled guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaged in willful and continued negligence in the performance of the duties assigned to the Grantee by the Company, after the Grantee has received notice of and failed to cure such negligence; or (iii) breached any written confidentiality, noncompetition or non-solicitation agreement between the Grantee and the Company; and

(ii)            “Constructive Dismissal”, unless otherwise defined in the Grantee’s employment agreement, has the meaning ascribed thereto pursuant to the common law and shall include, without in any way limiting its meaning under the common law, any material change (other than a change that is clearly consistent with a promotion) imposed by the Company without the Grantee’s consent to the Grantee’s title, responsibilities or reporting relationships, or a material reduction of the Grantee’s compensation, except where such reduction is applicable to all officers, if the Grantee is an officer, or all employees, if the Grantee is an employee.

6.            Restrictions on Exercise. Except as the Company may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is vested and exercisable pursuant to this Agreement.

The Options are not intended to qualify as incentive stock options within the meaning of Code section 422, and this Agreement shall be so construed.  The Grantee hereby acknowledges that, upon exercise of the Option, he/she will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price.

7.            Adjustments. The provisions of the Plan applicable to adjustments (as described in Section 10 of the Plan) shall apply to the Option.

8.            Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Administrator in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Administrator shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9.            No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right (express or implied) to be retained by or in the employ or service of the Company and shall not interfere in any way with the right of the Company to terminate the Grantee’s employment or service at any time. The right of the Company to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

10.          No Stockholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates (or DRS Advices) for Shares have been issued upon the exercise of the Option.

11.          Delivery Subject to Legal Requirements. The obligation of the Company to deliver Shares pursuant to the exercise of the Option shall be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of the Shares upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issue of Shares, the Shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of Shares to the Grantee pursuant to the exercise of the Option is subject to any applicable taxes and other laws or regulations of Canada, the United States or of any province or state having jurisdiction thereof.

12.         Assignment and Transfers. Except as the Administrator may otherwise permit pursuant to the Plan, the rights and interests of the Grantee under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Grantee, by will or by the laws of descent and distribution. In the event of any attempt by the Grantee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Grantee, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Grantee’s consent.

13.          Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, without giving effect to the conflicts of laws provisions thereof.

14.          Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Administrator, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Company, or to such other address as the Grantee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or electronic mail or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the Canadian or United States Postal Service.

15.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile or other electronic transmission of any signed original document or retransmission of any signed facsimile or other electronic transmission will be deemed the same as delivery of an original.

16.          Complete Agreement. Except as otherwise provided for herein, this Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

17.          Amendment.  This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option or Shares as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by Grantee and the Company.

18.            Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan.  Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

19.            Administrator Authority. By entering into this Agreement the Grantee agrees and acknowledges that all decisions and determinations of the Administrator shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest in the Award.

[Notice of Exercise of Stock Options follows.]

CHARLOTTE’S WEB HOLDINGS, INC.

2018 LONG-TERM INCENTIVE PLAN

NOTICE OF EXERCISE OF STOCK OPTIONS

To:	Charlotte’s Web Holdings, Inc. (the “Company”) 1600 Pearl Street, Suite 300 Boulder, CO 80302
Attention: Chief Financial Officer

The undersigned Grantee hereby gives notice to the Company of the irrevocable exercise of Options to acquire ____________ Shares in the capital of the Company which are the subject of the Non-Qualified Stock Option Award Agreement to which this Notice of Exercise is attached, at an aggregate purchase price of C$_____________.

Payment in the amount of the aggregate purchase price referred to above is tendered with this Notice in accordance with the Non-Qualified Stock Option Award Agreement. The Grantee directs that the Shares be issued and registered in the name of the Grantee as follows:

Registration Name	Street Address		Province/State &
(Full Name)	(including Apt. No.)	City/Town	Postal/ZIP Code

The Grantee acknowledges that upon issuance of the Shares they will receive a direct registration statement confirming their holding of Shares in an electronic, book-based, direct registration system or other non-certificated entry or position on the register of shareholders to be kept by the Company or its transfer agent, and they will not receive a physical share certificate unless requested. A registered holder of Shares pursuant to any such electronic, book-based, direct registration service or other non-certificated entry or position shall be entitled to all of the same benefits, rights and entitlements and shall incur the same duties and obligations as a registered holder of Shares evidenced by a physical share certificate.

The Grantee authorizes and directs the Company or its transfer agent to e-mail or mail the direct registration statement to the Grantee at: (check one)

☐ the above-mentioned address OR ☐ the following mailing address/email address:

[Signature page to follow.]

By signing this Notice of Exercise, the Grantee irrevocably subscribes for the number of Shares set forth above.

DATED the ______ day of _______________________, 20___.

 Signature of Grantee

Name of Grantee